Exhibit 10.4
EXECUTION VERSION

dated as of June 29, 2022 by

ATLAS CORP.

in favor of

UMB BANK, NATIONAL ASSOCIATION
not in its individual capacity, but solely as a security trustee for an on behalf of the Finance Parties, as Guaranteed Party

FIRST AMENDED AND RESTATED APR GUARANTY

TABLE OF CONTENTS

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APR GUARANTY

THIS FIRST AMENDED AND RESTATED APR GUARANTY, dated as of June 29, 2022 (this "Guaranty") is made by ATLAS CORP., a corporation organized under the laws of The Republic of the Marshall Islands (“Atlas”), in favor of UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as security trustee, for and on behalf of the Finance Parties (the "Guaranteed Party").
WITNESSETH:

WHEREAS, reference is made to the terms of the First Amended and Restated Intercreditor and Proceeds Agreement, dated as of the date hereof (as further amended, restated, amended and restated, supplemented and otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among, inter alios, APR Energy, LLC (the “US Borrower”), APR Energy Holdings Limited (the “UK Borrower” and, together with the US Borrower, the “Borrowers”), Citibank, N.A., as administrative agent (the “Agent”), and UMB Bank, not in its individual capacity but solely as security trustee for the other Secured Parties (the “Security Trustee”);
WHEREAS, reference is further made to the terms of the First Amended and Restated Credit Agreement dated as of the date hereof (as further amended, restated, amended and restated, supplemented and otherwise modified and in effect from time to time, the “Credit Agreement”) among, inter alios, the Borrowers, the Agent and the Lenders party thereto from time to time;
WHEREAS, it is a condition precedent to the Credit Agreement that Atlas shall have provided a guaranty of all of the Obligations, including but not limited to, the Borrowers’ obligation to pay the principal of, and premium and interest on, the Loans, as provided in the Credit Agreement in accordance with the terms and conditions of this Guaranty.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Atlas, the parties hereby agree as follows:
Section 1.Definitions. For purposes of this Guaranty, unless the context otherwise requires, (i) capitalized terms used herein (including the recitals above) and not otherwise defined herein shall have the meanings set forth in the Credit Agreement for all purposes of this Guaranty and (ii) this Guaranty shall be interpreted in accordance with the rules of construction set forth in Section 1.02 of the Credit Agreement.
Section 2.Guaranty.
(a)Atlas hereby unconditionally and irrevocably, as primary obligor and not merely as a surety to the greatest extent permitted by applicable law, to the Guaranteed Party, for and on behalf of the Finance Parties:
(i) guarantees the due and punctual payment and performance of by each Obligor of all of the Obligations under the Loan Documents (the “Guaranteed Obligations”);
(ii) undertakes with each Finance Party that whenever any Obligor does not pay any amount when due to a Finance Party under or in connection with any Loan Document, Atlas shall immediately on demand pay that amount as if it was the principal obligor and not merely as surety; and
(iii) agrees with the Guaranteed Party, for an on behalf of the Finance Parties that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify each Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any

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Loan Document on the date when it would have been due. The amount payable by Atlas under this indemnity will not exceed the amount it would have had to pay under this Section 2(a) if the amount claimed had been recoverable on the basis of a guaranty.
(b)This guaranty is a continuing guaranty and will extend to the ultimate balance of sums payable by each Obligor to the Finance Parties under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part.
(c)If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of Atlas under this Section 2 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
(d)The obligations of Atlas under this Section 2 will not be affected by any act, omission, matter or thing which, but for this Section 2(d), would reduce, release or prejudice any of its obligations under this Section 2 (without limitation and whether or not known to it or any Finance Party) including:
(i) any time, waiver or consent granted to, or composition with, any Obligor or any other person;
(ii) the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Person;
(iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;
(iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;
(v) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Loan Document or any other document or security;
(vi) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or
(vii) any insolvency or similar proceedings.
(e)Without prejudice to the generality of Section 2(d), Atlas expressly confirms that it intends that this guaranty shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the obligations guaranteed hereby (whether due to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to the Loan Documents and/or any facility or amount made available under any of the Loan Documents for any reason, including any fees, costs and/or expenses associated with any of the foregoing).
(f)Atlas waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from Atlas under this Section 2. This waiver applies irrespective of any Law or any provision of a Loan Document to the contrary.

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(g)Until the Commitments have expired or been terminated, all Obligations have been unconditionally and irrevocably paid in full (excluding any contingent obligations not yet due and payable), and all Letters of Credit have expired, been canceled (without any pending drawings) or otherwise Cash Collateralized in accordance with the Credit Agreement, each Finance Party (or any trustee or agent on its behalf) may:
(i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and Atlas shall not be entitled to the benefit of the same; and
(ii) hold in an interest-bearing suspense account any moneys received from Atlas or on account of Atlas’ liability under this Section 2.
(h)Until the Commitments have expired or been terminated, all Obligations have been unconditionally and irrevocably paid in full (excluding any contingent obligations not yet due and payable), and with respect to all Letters of Credit, these have either expired or been canceled (without any pending drawings) or otherwise Cash Collateralized in accordance with the Credit Agreement, and unless the Guarantee Party otherwise directs, Atlas shall not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Section 2:
(i) to be indemnified by any Obligor;
(ii) to claim any contribution from any other guarantor of any Obligor’s obligations under the Loan Documents;
(iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Loan Documents or of any other guaranty or security taken pursuant to, or in connection with, the Loan Documents by any Finance Party;
(iv) to bring legal or other proceedings for an order requiring the Borrowers to make any payment, or perform any obligation, in respect of which Atlas has given a guarantee, undertaking or indemnity under Section 2;
(v) to exercise any right of set-off against any Obligor; and/or
(vi) to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If Atlas receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Borrowers or any other Obligor under or in connection with the Loan Documents to be unconditionally and irrevocably repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Guaranteed Party or as the Guaranteed Party may direct, for application in accordance with Section 3 hereof.
(i)Payments to Guaranteed Party. All payments and performance of the Guaranteed Obligations due from Atlas under this Guaranty shall be made and/or performed by Atlas to and/or in favor of the Guaranteed Party, for the benefit of the Finance Parties, and such payments and/or performance to and/or in favor of the Guaranteed Party shall discharge fully and completely Atlas’ liability under this Guaranty with respect to such payments and/or performance.

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Section 3.Application of Proceeds.
All amounts paid by Atlas during any relevant Interest Period under this Guaranty, made in favor of the Guaranteed Party, for the benefit of the Finance Parties, shall be applied, on each Payment Date and (following an Event of Default which is continuing) on each date required by the Required Lenders in the following order of priority but only to the extent that all distributions of a higher priority have been made in full, in payment:
(a)firstly, to the Guaranteed Party or any other Administrative Party in discharging any fees, expenses and indemnity payments owing to any of them;
(b)secondly, pari passu and pro rata to the Lenders and any Issuing Banks for application in or towards the discharge of the Borrowers’ liabilities in respect of payment of Commitment Fees, L/C Fees and L/C Fronting Fees and interest then due and payable (including Default Interest) on the Loans under the Credit Agreement;
(c)thirdly, pari passu and pro rata to the Lenders for application in or towards the discharge of the Borrowers’ liabilities in respect of principal then due and payable on the Loans under the Credit Agreement and to the Agent for application in or towards the discharge of the Borrowers’ liabilities to Cash Collateralize any Letter of Credit;
(d)fourthly, for application in or towards the discharge of any other Obligor’s liabilities due and payable to any Administrative Party or any other Finance Party under any of the Loan Documents; and
(e)lastly, for application in or towards any other amounts due and payable under the Loan Documents.
Section 4.No Subrogation.
Notwithstanding any performance or payment or payments made by Atlas hereunder or any setoff or application of funds of Atlas by the Guaranteed Party or a Finance Party, Atlas shall not be entitled to be subrogated to any of the rights of the Guaranteed Party or any Finance Party against the Borrowers or any Obligor or any Collateral, security or guaranty or right of setoff held by the Guaranteed Party or any Finance Party for the payment and/or performance of the Guaranteed Obligations, nor shall Atlas seek or be entitled to seek any reimbursement from any Obligor in respect of payments and/or performance made by Atlas hereunder, on account of the Guaranteed Obligations until the Commitments have expired or been terminated, all Obligations have been irrevocably and unconditionally paid in full (excluding any contingent obligations not yet due and payable) and all Letters of Credit have expired or been canceled (without any pending drawings) or otherwise Cash Collateralized in accordance with the Credit Agreement.
Section 5.Subordination.
(a)Atlas hereby undertakes in favor of the Finance Parties that its rights and claims under, in and to the Loan Documents are, and shall at all times until the Commitments have expired or been terminated, all Obligations have been irrevocably and unconditionally paid in full (excluding any contingent obligations not yet due and payable) and all Letters of Credit have expired or been canceled (without any pending drawings) or otherwise Cash Collateralized in accordance with the Credit Agreement, be fully subject and subordinated to the rights and claims of the Finance Parties in, to and under the Credit Agreement, the Loan Documents and any loans or other amounts advanced thereunder, and that no amounts shall be payable to it under the Credit Agreement or the Loan Documents otherwise than in accordance with the terms of the Credit Agreement, until the Commitments have expired or been terminated, all Obligations have been paid irrevocably and unconditionally paid in full (excluding any contingent obligations not yet due and payable) and all Letters of Credit have expired or been canceled (without any pending drawings) or otherwise Cash Collateralized in accordance with the Credit Agreement. For the avoidance of doubt, nothing in this Section 5 shall prohibit (x) Atlas receiving

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proceeds in respect of Additional Secured Debt used to refinance any Obligor Indebtedness incurred under an Intra Group Loan Agreement with Atlas, in accordance with Section 6.03(b) of the Credit Agreement; and/or (y) payments to Atlas made by any Obligor (A) using cash which is freely available to such Obligor under and in accordance with the terms of the Loan Documents; and (B) where such Obligor is permitted to make dividends and/or distributions to shareholders in accordance with the terms of the Loan Documents.
(b)Atlas hereby undertakes in favor of the Finance Parties that unless and until the Commitments have expired or been terminated, all Obligations have been paid unconditionally and irrevocably in full (excluding any contingent obligations not yet due and payable) and all Letters of Credit have expired or been canceled (without any pending drawings) or otherwise Cash Collateralized in accordance with the Credit Agreement, it will not:
(i)accelerate any Intra Group Loan or any Indebtedness thereunder;
(ii)exercise any rights it may have by reason of (a) performance by it of its obligations under any Intra Group Loan, or (b) the failure of any party to perform its obligations under any Intra Group Loan, or (c) any amount being payable or any liability arising under any Intra Group Loan, to:
(1)be indemnified by an Obligor;
(2)claim any contribution from any guarantor of any Obligor’s obligations;
(3)take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any of the Finance Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Finance Party;
(4)bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under any Intra Group Loan;
(5)exercise any right of set-off against any Obligor,
(6)claim or prove as a creditor of any Obligor in competition with any Finance Party.
(c)Atlas covenants in favor of the Guaranteed Party that it shall not, without prior written consent of the Guaranteed Party, assign or transfer any rights or obligations under the Loan Documents or any Intra Group Loan otherwise than as permitted by, and in accordance with, the Credit Agreement.
(d)Atlas will not, until the Commitments have expired or been terminated, all Obligations have been irrevocably and unconditionally paid in full (excluding any contingent obligations not yet due and payable) and all Letters of Credit have expired or been canceled (without any pending drawings) or otherwise Cash Collateralized in accordance with the Credit Agreement, other than with the prior written consent of the Guaranteed Party, enter into any agreement, document or arrangement with any person or do any other act or thing which would or could reasonably be expected to lead to the priority or effectiveness of the subordination arrangements provided in the Loan Documents being avoided, set aside, adjusted or held invalid.
(e)The subordination effected by, and the obligations of each Obligor and Atlas under the Credit Agreement and the other Loan Documents, will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release, prejudice or otherwise exonerate all or any of the Obligors or Atlas from their respective obligations under the Credit Agreement, the other Loan Documents and this Guaranty or affect such obligations including and whether or not known by any

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Obligor or Atlas or any other person (i) any Lien or right of the Finance Parties in respect of the Obligations, (ii) any time, waiver or consent granted to, or composition with any Obligor or any other person, (iii) the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor, (iv) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any Collateral, (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or Atlas or any other person, (vi) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature and whether or not more onerous) or replacement of a Loan Document or any other document or security (including any change in the purpose of, any extension of, or any variation or increase in any facility or amount made available under any facility or the addition of any new facility under any Loan Document or other document or security), (vii) any unenforceability, illegality or invalidity of any obligation of any Obligor or Atlas or of any other person under any Loan Document or any other document or security; or (viii) any insolvency or similar proceedings.
(f)Neither the Guaranteed Party, nor any other Administrative Party shall have a duty (contractual, fiduciary or otherwise) to any Obligor or Atlas under this Guaranty or any other Loan Documents.
(g)If, at any time, any Obligor owes or is liable for any amount to any Person Controlled by Atlas, Atlas shall (i) procure that such Person enters into an agreement with the Guaranteed Party (for the benefit of the Finance Parties) on terms substantially the same as those set out in this Section 5 and otherwise on terms acceptable to the Guaranteed Party, and (ii) provides such documents and evidence in relation to the due authorization and execution thereof and the validity and enforceability of such agreement as the Guaranteed Party may reasonably require, in each case, prior to the incurrence thereof. This provision is without prejudice to any restriction or limitation in respect of amounts owing by, or liabilities of, the Obligors set out in any Loan Document.
Section 6.Guaranty Absolute and Unconditional. Atlas waives any and all notice of the creation or accrual of any of the Guaranteed Obligations (including under the Loan Documents from time to time) and notice of or proof of reliance by the Guaranteed Party upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between each Obligor or Atlas, on the one hand, and the Guaranteed Party on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Atlas waives diligence, presentment, protest, demand for payment and notice of default or nonpayment or nonperformance to or upon any Obligor or Atlas with respect to the Guaranteed Obligations, except for the written demands which might otherwise be required in accordance with the Loan Documents. This Guaranty shall be construed as a continuing, absolute, unconditional guaranty of payment and performance without regard to (a) the validity, regularity or enforceability of the Loan Documents, any of the Guaranteed Obligations or any other Collateral or guaranty or right of offset with respect thereto at any time or from time to time held by the Guaranteed Party or any other Person, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Obligor against the Guaranteed Party or any other Person, (c) any other circumstance whatsoever (with or without notice to or knowledge of the relevant Obligor or Atlas) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Obligor for the Guaranteed Obligations, or of Atlas under this Guaranty (other than performance hereof in full), in bankruptcy or in any other instance, (d) any change in the ownership of any Obligor or any merger or consolidation of any Obligor into any other Person, (e) any sale, transfer or disposal of by any Obligor of all, or substantially all, of its assets, (f) any act or omission: (i) releasing any Person (other than Atlas) who gives a guaranty or indemnity in connection with any of the Guaranteed Obligations; (ii) releasing, losing the benefit of, or not obtaining any Lien or negotiable instrument; (iii) by which obligations of any Person who guarantees any of the Guaranteed Obligations, (including under this Guaranty) may not be enforceable; (iv) by which any Person who was intended to guaranty any of the Guaranteed Obligations does not do so, or does not do so effectively; (v) by which a Person who is a co-surety or co-indemnifier

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for performance of the Guaranteed Obligations is discharged under an agreement or by operation of law; or (vi) by which any Lien which could be registered is not registered, (g) a Person dealing in any way with a Lien, guaranty, indemnity, judgment or negotiable instrument, (h) insolvency, bankruptcy or liquidation of any Person including Atlas or any Obligor, (i) changes in the membership, name or business of any Person, (j) acquiescence or delay by the Finance Parties or any other Person, or (k) an assignment of rights in connection with the Guaranteed Obligations in accordance with the Loan Documents. Subject to the terms of the Credit Agreement and the other Loan Documents, when pursuing its rights and remedies hereunder against Atlas, the Guaranteed Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any of the Obligors or any other Person or against any collateral security or guaranty for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Party to pursue such other rights or remedies or to collect any payments to enforce performance from any of the Obligors or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any of the Obligors or any such other Person or of any such collateral security, guaranty or right of offset, shall not relieve Atlas of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party against Atlas. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Atlas and its successors and permitted assigns thereof, and shall inure to the benefit of the Guaranteed Party and its successors and permitted assigns, until all the Guaranteed Obligations shall have been satisfied by unconditional and irrevocable payment or performance in full which shall occur simultaneously with the expiry or termination of the Commitments, unconditional and irrevocable payment in full of the Obligations and expiry or cancellation of all Letters of Credit (without any pending drawings) which have not otherwise been Cash Collateralized in accordance with the Credit Agreement, unless terminated in accordance with the terms hereof. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Atlas hereunder:
(i) any of the acts (including with respect to enforcement of the Guaranteed Obligations) contemplated by any of the provisions of the Loan Documents, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(ii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended, restated, amended and restated, supplemented and otherwise modified in any respect, in accordance with the Loan Documents or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guaranty of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iii) to the extent permitted under the Loan Documents (a) any increase in principal amount of, or interest rate applicable to, (b) any extension of the time of payment, observance or performance of, (c) any other amendment or modification of any of the other terms and provisions of, (d) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (e) any subordination (whether present or future or contractual or otherwise) of, or (f) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;
(iv) (a) any failure to obtain, (b) any release, composition or settlement of, (c) any amendment or modification of any of the terms and provisions of, (d) any subordination of, or (e) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any other guaranties of the Guaranteed Obligations;
(v) (a) any failure to obtain or any release of, (b) any failure to protect or preserve, (c) any release, compromise, settlement or extension of the time of payment of any obligations constituting, (d) any failure to perfect or maintain the perfection or priority of any Lien upon, (e) any subordination of any Lien upon, or (f) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any collateral now or hereafter securing the Guaranteed Obligations or any other guaranties thereof;

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(vi) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the Guaranteed Party or any Finance Party, including (without limitation) (a) any election not or failure to exercise any right of setoff, recoupment or counterclaim, and (b) any election of remedies effected by the Guaranteed Party or any Finance Party, including the foreclosure upon any real or personal property constituting collateral, whether or not such election affects the right to obtain a deficiency judgment; or
(vii) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (A) VARIES THE RISK OF ATLAS UNDER THE LOAN DOCUMENTS OR (B) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF ATLAS THEREUNDER OR DISCHARGE ATLAS FROM ANY THEREOF (OTHER THAN ANY REDUCTION, LIMITATION OR TERMINATION OF THE OBLIGATION OF ATLAS OR THE DISCHARGE OF ATLAS THEREFROM IN ACCORDANCE WITH THE TERMS OF THIS GUARANTY).
No change in the name, objects, capital stock, membership or constitution of any Obligor shall in any way affect the liability of Atlas under this Guaranty, and the Guaranteed Obligations shall be guaranteed by this Guaranty notwithstanding that any amount of Program Debt incurred by an Obligor or any Loan Document entered into by an Obligor shall be in excess of the powers of that Obligor, or of its officers, directors or agents, acting or purporting to act on its behalf, or be in any way irregular or defective.
As between the Guaranteed Party and Atlas with respect to Atlas’ obligations under this Guaranty, Atlas hereby expressly further waives (i) all defenses (other than a defense of payment or performance) to, and all setoffs, counterclaims and claims of recoupment against the Guaranteed Obligations that may at any time be available to Atlas; (ii) any defense based upon, arising out of or in any way related to (a) any claim that any sale or other disposition of any Collateral or other properties or assets for the Guaranteed Obligations was not conducted in a commercially reasonable fashion or that a public sale, should the Security Trustee have elected so to proceed, was, in and of itself, not a commercially reasonable method of sale, (b) any claim that any election of remedies by the Guaranteed Party or any Finance Party, including the exercise by the Security Trustee of any rights against or in respect of any Collateral, impaired, reduced, released or otherwise extinguished any right that Atlas might otherwise have had against any Obligor or any other guarantor or against any Collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (c) any claim based upon, arising out of or in any way related to any of the matters referred to in the preceding clauses (i) and (ii) of this Section 6 and (d) any claim that the Loan Documents should be strictly construed against the Guaranteed Party or any other Person; (iii) all defenses of any type or description to the validity or enforceability of this Guaranty; (iv) any reliance upon any representation or warranty made by any Person under or pursuant to this Guaranty or any other Loan Document; and (v) ALL OTHER DEFENSES (other than a defense of payment or performance) UNDER ANY APPLICABLE LAW THAT WOULD, BUT FOR THIS SECTION 6, BE AVAILABLE TO ATLAS AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS LIABILITIES AND OBLIGATIONS HEREUNDER UNDER THE OTHER LOAN DOCUMENTS.
Section 7.Representations and Warranties. To induce the Guaranteed Party and the other Finance Parties to entered into the Loan Documents and each Additional Debt Document, Atlas represents and warrants with respect to itself that as of the date hereof, on the Restatement Date, on each Borrowing Date and, in respect of the representations and warranties set forth in Sections 7(a), 7(b), 7(c), 7(d), 7(e), 7(j), and 7(k), on each Payment Date:
(a)Status. It is a corporation, duly incorporated and validly existing under the laws of The Republic of the Marshall Islands and has the power to own its assets and carry on its business as it is being conducted.

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(b)Powers and authority. It has the power to enter into and perform, and has taken all necessary action to authorize its entry into and performance of, this Guaranty and the transactions contemplated herein.
(c)Legal validity. The obligations expressed to be assumed it in this Guaranty are legal, valid, binding and enforceable obligations, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)Non-conflict. The entry into and performance by it of, and the transactions contemplated by, this Guaranty do not conflict with: (a) any law or regulation applicable to it in any material respect; (b) its constitutional documents in any material respect; or (c) any document which is binding upon it or any of its assets that, in the case of this clause (c), could reasonably be expected to cause a Material Adverse Effect.
(e)Authorizations. All authorizations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Guaranty have been obtained or effected (as appropriate) and are in full force and effect.
(f)Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including, but not limited to, investigative proceedings) been started or threatened against it which, if adversely determined, might reasonably be expected to have a material adverse effect on (i) the ability of Atlas to perform its obligations under this Guaranty, (ii) the legality, validity, binding effect or enforceability against Atlas of this Guaranty, or (c) the rights, remedies and benefits available to, or conferred upon, the Guaranteed Party and the other Finance Parties under this Guaranty.
(g)Pari passu ranking. Atlas’ payment obligations under this Guaranty rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.
(h)Compliance with laws. Atlas is in compliance in all material respects with all laws and regulations applicable to it, including Anti-Corruption Laws and Anti-Money Laundering Laws and, to the best of its knowledge, is not under investigation for an alleged violation thereof.
(i)Insolvency. (a) Atlas is not unable, and does not admit nor has it admitted its inability, to pay its debts as such debts become due or has suspended making payments on any of its debts; (b) Atlas has not, by reason of actual or anticipated financial difficulties, commenced, nor intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; (c) the value of its assets on a consolidated basis is not less than its collective liabilities on a consolidated basis (taking into account contingent and prospective liabilities); (d) no moratorium has been, or may, to Atlas’ knowledge in the reasonably foreseeable future be, declared in respect of any of its Indebtedness; and (e) no reorganization or liquidation of Atlas has occurred.
(j)Immunity. (a) The execution by Atlas of this Guaranty constitutes, and the exercise by it of its rights and performance of its obligations under this Guaranty will constitute, private and commercial acts performed for private and commercial purposes; and (b) Atlas will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Guaranty.
(k)Jurisdiction and governing law. (a) Each of the following are legal, valid and binding under the Laws of Atlas’ jurisdiction of incorporation: (i) its irrevocable submission under this Guaranty to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; (ii) its agreement that this Guaranty is governed by the law of the State of New York; and (iii) its agreement not to claim any immunity to which it or its assets may be entitled; (b) any judgment obtained

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in the State of New York will be recognized and be enforceable by the courts of its jurisdiction of incorporation, subject to any statutory or other conditions of such jurisdiction.
(l)Process Agent. Atlas irrevocably appoints APR Energy, LLC (the “Process Agent”), with an office on the date hereof at 3600 Port Jacksonville Parkway, Jacksonville, Florida 32226, U.S.A., as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of Atlas and its property and revenues service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York in connection with this Guaranty, and Atlas agrees that the failure of the Process Agent to give any notice of any such service of process to Atlas shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon.
Section 8.Reinstatement. Notwithstanding any provision of this Guaranty, this Guaranty shall continue to be binding on Atlas with respect to any payment or performance, or any part thereof, that is rescinded or must otherwise be returned by the Guaranteed Party or any Finance Party if such rescission or return of payment of performance has been compelled by law as the result of the bankruptcy or insolvency of an Obligor or any other Person or if such rescission or return of payment or performance is a result of any law, regulation or decree applicable to such Obligor or such Person. A demand on Atlas for payment or performance pursuant to the guaranty of any such returned amount or performance must be made promptly but in no event later than three (3) Business Days after the Guaranteed Party or such Finance Party actually returned such amount or performance.
Section 9.No Set-off, Taxes. Atlas hereby agrees that the Guaranteed Obligations will be paid and performed without set-off or counterclaim in the relevant currency specified under the relevant Secured Debt Document. All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of any Taxes. If any Taxes shall be required by law to be deducted or withheld from any payment to the Guaranteed Party, Atlas shall increase the amount paid so that the Guaranteed Party receives and is entitled to retain, after deduction or withholding on account of such Taxes, the full amount of the payments provided for in this Guaranty.
Section 10.Covenants of Atlas. So long as any Guaranteed Obligations remains payable under this Guaranty, Atlas covenants as follows:
(a)Existence. it shall at all times preserve and keep in full force and effect its legal existence;
(b)Authorizations. Atlas must promptly obtain, maintain and comply, with the terms of any authorization required under any Applicable Law to enable it to perform its obligations under, or for the validity or enforceability of, this Guaranty;
(c)Information. Atlas shall, promptly on request by the Guaranteed Party, provide such information, regarding the assets, financial condition and operations of Atlas as the Guaranteed Party may reasonably request;
(d)Compliance with laws. Atlas must comply in all material respects with all Applicable Laws to which it is subject; and
(e)Pari passu ranking. Atlas must ensure that its payment obligations under this Guaranty rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.
Section 11.Minimum Cash. Atlas shall ensure at all times that the balance of unconsolidated cash that it holds, including any amounts standing to the credit of the Debt Service Reserve Account, always equals or exceeds fifteen million Dollars ($15,000,000). Furthermore, Atlas represents and warrants on each Determination Date that it has sufficient consolidated liquidity (excluding (a) undrawn facilities of Atlas and any Subsidiary of Atlas and (b) liquidity of the APR Group

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and amounts standing to the credit of the Debt Service Reserve Account, the Collection Accounts and the Collateral Account) such that, within three (3) Business Days, it is able to obtain a minimum amount of fifteen million Dollars ($15,000,000) of free cash.
Section 12.Miscellaneous.
(a)Governing Law. THIS GUARANTY and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)The provisions of Sections 9.02 (Waivers; Amendments), 9.04 (Successors and Assigns), 9.05 (Survival); 9.06 (Counterparts; Integration; Effectiveness; Electronic Execution), 9.07 (Severability), 9.09(b) to (d) (Governing Law; Jurisdiction; Etc), 9.10 (Waiver of Jury Trial), and 9.12 (Treatment of Certain Information; Confidentiality) of the Credit Agreement shall be incorporated in this Guaranty as if expressly set out herein mutatis mutandis.
(c)Notices. All notices hereunder shall be given in the manner set forth in Section 9.01 (Notices) of the Credit Agreement, as if said Section were set forth in full herein, and shall be addressed to the appropriate party at the address set forth in the Credit Agreement or such other address as such party may designate in writing to the other parties in a notice given pursuant to the terms and conditions of the Credit Agreement.
(d)Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
(e)Entire Agreement. This Guaranty contains the entire agreement between the parties hereto regarding the subject matter hereof.
(f)Concerning the Guaranteed Party. In acting hereunder, the Guaranteed Party shall be afforded the rights, protections, immunities and indemnities afforded to the Guaranteed Party pursuant to the terms of the Intercreditor Agreement and the Loan Documents as if such rights, protections, immunities and indemnities were set forth herein.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ATLAS CORP.

By: /s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

[Signature Page to Parent Guaranty]

UMB BANK, NATIONAL ASSSOCIATION, not in its individual capacity but solely as the Guaranteed Party

By: /s/ Glenn Shaw
Name: Glenn Shaw
Title: Vice President

[Signature Page to Parent Guaranty]